Exhibit 99.1
Filed by SunEdsion, Inc.
(Commission File No. 001-13828) pursuant to
Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12 under
the Securities Exchange Act of 1934
Subject Company: Vivint Solar, Inc.
Commission File No.: 001-36642

Hello, SunEdison! I’m Greg Butterfield.

On behalf of nearly 4,000 team members across the country, I’d like to introduce Vivint Solar, and express how excited we are to join you after completion of the merger.

We’ve respected and admired your company and culture from a distance, and now I’d like to tell you a little about ours.

We’re young, we’re motivated, and as you’ll see, we like to zig when others zag. And while we’re not big on formality, we’ve built a culture on working hard and doing good.

Along the way, we’ve taken the residential solar market by storm, and I believe there are a few reasons why:

We like to make solar simple.

We like to make it fun.

And… we’re a lot like you - we believe in what we do.

We’re flipping the switch on the way people create and consume energy.

We look forward to helping you lead the energy revolution…and we’ll take you skiing when you visit us in Utah.